Exhibit 10.4

AUROUS RESOURCES

2024 EQUITY INCENTIVE PLAN

AUROUS RESOURCES

2024 EQUITY INCENTIVE PLAN

Article I

PURPOSE

The purpose of this 2024 Equity Incentive Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by enabling the Company to offer Participants share-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders.

Article II

Definitions

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. No Person shall be deemed to be an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the capital share of the Company.

2.2 “Applicable Agreement” means with respect to any Participant, an employment agreement, consulting agreement, retention agreement, change in control agreement, severance agreement or similar agreement in effect between the Company (or an Affiliate of the Company) and the Participant at the time of the grant of the applicable Award that defines “cause” (or words of like import) or “good reason” (or words of like import).

2.3 “Award” means any award under the Plan of any Share Option, any Restricted Share or any Other Share-Based Award. All Awards shall be subject to the terms of an agreement executed by the Company and, if required by the Company, executed or accepted by the Participant.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Business Combination Agreement” means that certain Business Combination Agreement made and entered into as of March 11, 2024, by and among Blyvoor Gold Resources Proprietary Limited, a South African private limited liability company, Blyvoor Gold Operations Proprietary Limited, a South African private limited liability company, Rigel Resource Acquisition Corp, a Cayman Islands exempted company, RRAC NewCo, a Cayman Islands exempted company, and RRAC Merger Sub, a Cayman Islands exempted company.

2.6 “Bylaws” means the Bylaws of the Company, as amended or amended and restated from time to time.

2.7 “Cause” as a reason for a Participant’s termination of employment or service shall, unless otherwise agreed to in writing between the Participant and the Company at the time of the grant of the applicable Award, have the meaning assigned to such term in the Applicable Agreement, if any, between the Participant and the Company. If the Participant is not a party to an Applicable Agreement with the Company in which such term is defined, then unless otherwise defined in the applicable Award agreement, “Cause” shall mean the Participant’s: (A) indictment for, conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving dishonesty, fraud or moral turpitude; (B) willful misconduct, embezzlement, or any dishonest or fraudulent act or omission, or breach of fiduciary duty; (C) material violation of the policies of the Company or, if appliable to the Participant, of an Affiliate on harassment and discrimination; or (D) a violation by the Participant, in any material respect, of a non-competition, non-solicitation, non-disclosure or assignment of inventions covenant contained in any written agreement between the Participant and the Company or any of its Affiliates. Any determination of whether Cause exists shall be made by the Board in its good faith discretion. Notwithstanding the foregoing, nothing in this Plan shall be construed or deemed to interfere with any protected right of a Participant to file a charge or complaint with any applicable federal, state or local governmental administrative agency charged with enforcement of any law, or with any protected right to participate in an investigation or proceeding conducted by such administrative agency, or to recover any award offered by such administrative agency associated with such charge or complaint.

2.8 “Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended or as amended and restated from time to time.

2.9 “Chief Executive Officer” means the chief executive officer of the Company.

2.10 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.11 “Committee” means a committee or subcommittee of the Board appointed from time to time by the Board.

2.12 “Company” means Aurous Resources, and its successors by operation of law.

2.13 “Consultant” means any natural Person who (a) provides bona fide consulting or advisory services to the Company or any of its Affiliates pursuant to an agreement with the Company or any of its Affiliates, which services are not in connection with the offer and sale of securities in a capital-raising transaction, and (b) who does not, directly or indirectly, promote or maintain a market for the Company’s or any of its Affiliates’ securities.

2.14 “Change of Control” means, unless otherwise set forth in an Award agreement:

(a) the acquisition by any Person, entity or affiliated group in one or a series of transactions, of more than 50% of the voting power of the Company;

(b) a merger, combination, amalgamation, consolidation, spin-off or any other transaction in which the holders of the Company’s Ordinary Shares immediately prior to such transaction do not hold in respect of their holdings of such shares 50% or more of the voting power of the merged, combined, amalgamated, consolidated, spun-off or other resulting entity;

(c) a sale or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company (including its Subsidiaries); or

(d) during any period of two consecutive years, Incumbent Directors cease to constitute at least a majority of the Board. “Incumbent Directors” shall mean: (1) the directors who were serving at the beginning of such two-year period, or (2) any directors whose election or nomination was approved by the directors referred to in clause (1) or by a director approved under this clause (2).

2.15 “control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and words such as “controlled” and “controlling” have meanings correlative to the foregoing.

2.16 “Effective Date” means the date on which the Effective Time occurs.

2.17 “Effective Time” means the closing of the transactions contemplated by the Business Combination Agreement.

2.18 “Eligible Employee” means each employee of the Company or one of its Affiliates.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.20 “Exercisable Awards” has the meaning set forth in Section 10.1(c)(iii).

2.21 “Fair Market Value” means (i) with respect to any property other than Ordinary Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board and (ii) with respect to the Ordinary Shares, (1) a price that is based on the opening, closing, actual, high, low, or average selling prices of an Ordinary Share reported on the established stock exchange on which the Ordinary Shares are principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Board in its discretion, or (2) in the event there shall be no public market for the Ordinary Shares as of any such date, the fair market value of the Ordinary Shares as determined in good faith by the Board.

2.22 “Family Member” means, with respect to any natural Person, “family members” within the meaning of the Registration Statement on Form S-8 under the Securities Act.

2.23 “Good Reason” with respect to a Participant’s voluntary termination of employment, shall have the meaning ascribed in a Participant’s Applicable Agreement. Unless provided for in the Participant’s Applicable Agreement or otherwise provided in an Award agreement, a Participant shall not have “Good Reason” in the absence of an agreement defining such term.

2.24 “Incentive Stock Option” means any Share Option awarded to an Eligible Employee of the Company, its Subsidiaries or its Parent (if any) under the Plan intended to be and designated as an “Incentive Share Option” within the meaning of Section 422 of the Code.

2.25 “Non-Employee Director” means a non-employee director of the Company.

2.26 “Non-Qualified Share Option” means any Share Option awarded under the Plan that is not an Incentive Share Option.

2.27 “Other Share-Based Award” means an Award under Article VIII of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Ordinary Shares, including an Award valued by reference to an Affiliate.

2.28 “Ordinary Shares” means ordinary shares of the Company, par value $0.0001 per share.

2.29 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.30 “Participant” means a current or former Eligible Employee, Consultant or Non-Employee Director to whom an Award has been granted pursuant to the Plan.

2.31 “Permitted Transferee” means, unless determined by the Board, with respect to a Participant or any shareholder of the Company who is a natural Person, a Family Member of such Person or a trust for the benefit of such Participant or Family Member.

2.32 “Person” means any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).

2.33 “Plan” means this Aurous Resources 2024 Equity Incentive Plan, as amended from time to time.

2.34 “Replacement Award” has the meaning set forth in Section 10.01(a).

2.35 “Restricted Shares” means an Award of Ordinary Shares that is subject to restrictions under Article VII.

2.36 “Restriction Period” has the meaning set forth in Section 7.1(b).

2.37 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.38 “Section 4.2 Event” means any share split, reverse share split, share dividend, business combination, or combination or reclassification of shares, recapitalization or other change in capital structure of the Company, or an extraordinary cash dividend.

2.39 “Section 409A Covered Awards” has the meaning set forth in Section 13.18.

2.40 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulation or other official guidance promulgated thereunder.

2.41 “Securities Act” means the Securities Act of 1933, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.42 “Share Option” means any option to purchase Ordinary Shares granted to Participants pursuant to Article VI.

2.43 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.44 “Ten Percent Shareholder” means an individual described in Section 422(b) of the Code.

2.45 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, offer, sale, assignment, pledge, lease, donation, grant, gift, bequest, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, offer, sell, assign, pledge, lease, donate, grant, gift, bequest, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferable” and “Transferred” shall each have a correlative meaning.

Article III

Administration

3.1 The Board. The Plan shall be administered and interpreted by the Board. If a Committee is appointed by the Board and delegated authority to take any actions or to administer the Plan, then the Committee shall have all power and authority so delegated to it.

3.2 Grants of Awards. Subject to the terms and conditions of this Plan, the Board shall have full authority to grant Awards to Eligible Employees, Consultants and Non-Employee Directors. Without limiting the foregoing, the Board shall have the authority, in accordance with the terms of the Plan:

(a) to select the Participants to whom Awards may from time to time be granted under the Plan;

(b) to determine whether and to what extent Awards are to be granted under the Plan to one or more Participants;

(c) to determine the number of Ordinary Shares to be covered by each Award granted under the Plan;

(d) to determine the terms and conditions of any Award granted under the Plan (including the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration of such Award or the vesting thereof, or any forfeiture restrictions or waiver of such Award);

(e) to determine whether and under what circumstances the exercise price of any Share Option may be paid in cash or Ordinary Shares under Section 6.3(e);

(f) to determine whether a Share Option is an Incentive Share Option or Non-Qualified Share Option;

(g) to determine at the time of grant whether to require a Participant, as a condition of the granting of any Share Option, not to Transfer Ordinary Shares acquired pursuant to the exercise of a Share Option for a period of time as determined by the Board, following the date of acquisition of such Ordinary Shares;

(h) to modify, extend or renew an Award, subject to Article XI; and

(i) generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

The Board may, to the extent permitted pursuant to its charter (i) designate employees of the Company and its Affiliates and advisors (including counsel and consultants) to assist the Board in the administration of the Plan, (ii) rely upon any opinion received from any such advisor and (iii) to the extent permitted by applicable law and applicable exchange rules, grant authority to officers or employees of the Company and its Affiliates to grant Awards or execute agreements or other documents on behalf of the Board. Without limiting the foregoing, the Board may (to the extent permitted by applicable law and applicable exchange rules) delegate to the Chief Executive Officer, to a committee of officers or employees of the Company or one of its Subsidiaries, or to a committee of one or more members of the Board, the authority to grant Awards pursuant to the terms of the Plan to employees of the Company and its Subsidiaries and Affiliates who are not subject to (or expected to become subject to) Section 16 of the Exchange Act, within the parameters set forth by the Board. Notwithstanding the foregoing, the Board may limit or qualify the authority under any such delegation in any manner it deems appropriate.

3.3 Guidelines. Subject to Article XI, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award granted under the Plan (and any related agreements); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Board may adopt special guidelines and provisions for Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply with Rule 16b-3.

3.4 Sub-Plans; Foreign Jurisdictions. The Board shall have the authority to adopt, alter and repeal such sub-plans to the Plan as it shall deem necessary or advisable. In order to facilitate the making of any Award or combination of Awards under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary or Affiliate of the Company outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the general counsel or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.

3.5 Decisions Final. Any decision, interpretation, determination, evaluation, election, approval, authorization, appointment, consent or other action made or taken by or at the direction of the Company, the Board (or any of its members) arising out of or in connection with the Plan or any agreement relating to an Award or the Plan, shall be within the sole and absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants, Permitted Transferees and their respective heirs, executors, administrators, successors and assigns. Nothing in the Plan shall obligate the Company, the Board (or any of its members) to treat any Participants alike, and the exercise of any power or discretion by any such Person with respect to any Participant shall not create any obligation on the part of such Person to take any similar action in the case of any other Participant; any power or discretion of the Company, or the Board (or any of its members) shall be treated as having been so conferred as to each Participant separately.

3.6 Limitation of Liability; Indemnification.

(a) The Board, its members and any Person designated pursuant to Section 3.3 shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or any of its Affiliates or member or former member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

(b) To the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws and to the extent not covered by insurance directly insuring such Person, each officer and employee of the Company or any of its Affiliates, and each member and former member of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Board) or liability (including any sum paid in settlement of a claim with the approval of the Board), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former officer’s, employee’s or member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former employees, officers, directors or members may have under applicable law, under the Certificate of Incorporation or Bylaws of the Company or the governing documents of any of its Affiliates, or otherwise.

Article IV

Share Limitations

4.1 General Limitations.

(a) Subject to any increase or decrease pursuant to Section 4.2, the aggregate number of Ordinary Shares that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted under the Plan, including with respect to Incentive Share Options (which shall be limited to 100,000 Ordinary Shares), shall not exceed the sum of (i) a number of Ordinary Shares equal to 7.5% of the number of Ordinary Shares outstanding as of immediately following the Effective Time, plus (ii) 1,075,000 Ordinary Shares. Unless the Board acts, prior to the first day of a given fiscal year, to provide otherwise, the total number of Ordinary Shares reserved and available for delivery in connection with Awards under the Plan will be increased on the first day of the first nine (9) fiscal years following the Company’s fiscal year in which the Effective Date occurs, in an amount equal to 2% of the outstanding Ordinary Shares on the last day of the immediately preceding fiscal year. Such shares may be either authorized and unissued Ordinary Shares or Ordinary Shares held in or acquired for the treasury of the Company or both. If any Award granted under the Plan expires, terminates, or is canceled or forfeited for any reason (in the case of any Share Option, without having been exercised in full), the number of Ordinary Shares underlying such Award (in the case of any Share Option, to the extent unexercised) shall again be available for issuance under the Plan. Upon payment in cash of the benefit provided by any Award granted under the Plan, any Ordinary Shares that were covered by that Award will again be available for Awards under the Plan. Ordinary Shares tendered to the Company by a Participant to (i) purchase Ordinary Shares upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award that was exercised or that created the tax obligation) shall be added back to the number of shares available for the future grant of Awards, other than with respect to the grant of Incentive Share Options. No fractional Ordinary Shares shall be issued under the Plan. Ordinary Shares that are purchased by the Company in the open market pursuant to any repurchase plan or program, whether using Share Option proceeds or otherwise, shall not be made available for grants of Awards under the Plan, nor shall such number of purchased shares be added to the limit described in Section 4(a).

(b) Individual Participant Limitations. The maximum amount of compensation that may be paid to any single Non-Employee Director in respect of any single fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any retainer fees, but excluding any amounts paid in respect of a director’s first year of service with the Company, and excluding any special committee fees) shall not exceed $[_____].

4.2 Changes.

(a) The existence of the Plan and the Awards granted under the Plan shall not affect the right or power of the Board or the shareholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure, (ii) any merger or consolidation of the Company or any of its Affiliates, (iii) any issuance of bonds, debentures, preferred shares or Ordinary Shares, (iv) the dissolution or liquidation of the Company or any of its Affiliates, (v) any Transfer of all or part of the assets or business of the Company or any of its Affiliates, (vi) any Section 4.2 Event or (vii) any other corporate act or proceeding.

(b) Subject to the provisions of this Section 4.2(b), in the event of any Section 4.2 Event, then (i) the aggregate number and kind of shares that thereafter may be issued under the Plan, (ii) the number and kind of shares or other property (including cash) subject to any Award or to be issued upon exercise of an outstanding Share Option granted under the Plan (iii) the purchase, base or exercise price thereof, and/or (iv) the performance-based or market-based vesting conditions thereof, in each case, shall be appropriately adjusted consistent with such change in such manner as the Board may determine, or the Board may provide for the payment of cash or other property as the Board may determine. Any such adjustment determined by the Board shall be final, binding and conclusive on the Company and all Participants, Permitted Transferees and their respective heirs, executors, administrators, successors and assigns. In connection with any Section 4.2 Event, the Board may provide for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor, in a manner intended to be exempt from or comply with Section 409A of the Code.

(c) Fractional Ordinary Shares resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be eliminated at the time of such adjustment by rounding-down for any fractional shares. Notice of any adjustment shall be given by the Board to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

Article V

Eligibility and General Requirements for Awards

5.1 General Eligibility. All current Eligible Employees, Consultants and Non-Employee Directors and prospective Eligible Employees are eligible to be granted Non-Qualified Share Options, Restricted Shares and Other Share-Based Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Board.

5.2 Incentive Share Options. Only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Share Options under the Plan. Eligibility for the grant of an Incentive Share Option and actual participation in the Plan shall be determined by the Board.

5.3 General Requirement. The granting, vesting and exercise of Awards granted to a prospective Eligible Employee, Consultant and Non-Employee Director are conditioned upon such individual actually becoming an Eligible Employee, Consultant and Non-Employee Director. No Award may be granted to a prospective Eligible Employee, Consultant and Non-Employee Director unless the Company determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions.

Article VI

Share Options

6.1 Share Options. Each Share Option granted under the Plan shall be either: (a) an Incentive Share Option; or (b) a Non-Qualified Share Option.

6.2 Grants. Subject to Section 5.2, the Board may grant to any Eligible Employee, Incentive Share Options, Non-Qualified Share Options or both types of Share Options. To the extent that any Share Option does not qualify as an Incentive Share Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Share Option or the portion of such Share Option that does not qualify, shall constitute a separate Non-Qualified Share Option. The Board shall have the authority to grant any Consultant or Non-Employee Director Non-Qualified Share Options.

6.3 Terms of Share Options. Share Options granted under the Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall determine:

(a) Exercise Price. The exercise price per Ordinary Share subject to a Share Option shall be determined by the Board on the date of the grant. Unless otherwise determined by the Board and subject to any appliable law, the per share exercise price of a Share Option shall not be less than 100% (or, in the case of an Incentive Share Option granted to a Ten Percent Shareholder, 110%) of the Fair Market Value per Ordinary Share on the date of the grant.

(b) Share Option Term. The term of each Share Option shall be fixed by the Board. However, (i) no Share Option shall be exercisable more than ten years after the date such Share Option is granted; and (ii) the term of an Incentive Share Option granted to a Ten Percent Shareholder shall not exceed five years.

(c) Exercisability. Share Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at the time of grant, including, if applicable, the attainment of specified performance targets or such other factors as the Board may determine. If the Board provides, that any Share Option is exercisable subject to certain limitations (including that such Share Option is exercisable only in installments or within certain time periods or upon the attainment of certain financial results or other criteria), the Board may waive such limitations on the exercisability at any time at or after grant in whole or in part (including waiver of the installment exercise provisions or acceleration of the time at which such Share Option may be exercised), based on such factors, if any, as the Board shall determine. In the event that an Applicable Agreement provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of Share Option award agreement, the vesting schedule in such Applicable Agreement shall govern so long as such agreement is in effect on the date of grant and applicable to the specific Share Option.

(d) Method of Exercise. Subject to any installment exercise and waiting period provisions that apply under subsection (c) above, to the extent vested, a Share Option may be exercised in whole or in part at any time and from time to time during the Share Option term by giving written notice of exercise to the Company or its authorized agent specifying the number of Ordinary Shares to be acquired. Such notice shall be accompanied by payment in full of the exercise price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Ordinary Shares are traded on a national securities exchange or quoted on a national quotation system, through a “cashless exercise” procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Board to deliver promptly to the Company an amount equal to the purchase price, to the extent authorized by the Board; or (iii) on such other terms and conditions as may be acceptable to the Board and permitted by applicable law. No Ordinary Shares shall be issued until payment therefor, as provided in the Plan, has been made or provided for.

(e) Incentive Share Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Ordinary Shares with respect to which Incentive Share Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan or any other share option plan of the Company, any Subsidiary or any Parent exceeds the applicable limit set forth in the Code ($100,000 as of the Effective Date), such Share Options shall be treated as Non-Qualified Share Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Share Option is granted until three months prior to the date of exercise of such Share Option (or such other period as required by applicable law), such Share Option shall be treated as a Non-Qualified Share Option. Should any provision of the Plan not be necessary for the Share Options to qualify as Incentive Share Options, or should any additional provisions be required, the Board may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company unless otherwise required by applicable law.

(f) Other Terms and Conditions. Share Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Board shall deem appropriate, as set forth in a Share Option grant agreement, including terms relating to the treatment of the Share Options upon a termination of employment or service.

Article VII

RESTRICTED SHARES

7.1 Awards of Restricted Shares.

(a) Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Board shall determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times within which, grants of Restricted Shares will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration of such Restricted Shares, and all other terms and conditions of the Awards. The Board may condition the grant or vesting of Restricted Shares upon the attainment of specified performance targets or such other factors as the Board may determine.

(b) Restriction Period. The Participant shall not be permitted to Transfer Restricted Shares awarded under the Plan during a period set by the Board (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the Restricted Shares. Within these limits, based on service or such other factors or criteria as the Board may determine, the Board may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Share Award.

7.2 Awards and Certificates. Unless otherwise determined by the Board, an Eligible Employee, Consultant and Non-Employee Director selected to receive Restricted Shares shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price (if any) of Restricted Shares shall be determined by the Board, but shall not be less than as permitted under applicable law.

(b) Acceptance. Awards of Restricted Shares must be accepted within a period of 60 days (or such other period as the Board may specify at grant) after the grant date, by executing or accepting an Award agreement and by paying whatever price (if any) the Board has designated in accordance with Section 7.2(a), and all applicable withholding taxes due upon the granting and acceptance of the Award (if any) in accordance with the provisions of Section 13.4.

(c) Legend. Each Participant receiving Restricted Shares shall be issued a stock or share certificate in respect of such Restricted Shares, unless the Board elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Shares. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares represented hereby are subject to the terms and conditions (including forfeiture) of Aurous Resources (the “Company”) 2024 Equity Incentive Plan (as amended from time to time), and an Award agreement entered into between the registered owner and the Company dated ________________. Copies of such Plan and Award agreement are on file at the principal office of the Company.”

(d) Custody. The Board may require that any stock or share certificates evidencing such shares be held in custody by the Company until the restrictions on such shares shall have lapsed, and that, as a condition of any grant of Restricted Shares, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Ordinary Shares covered by such Award.

(e) Rights as Shareholder. Except as provided in this subsection and subsection (d) above and as otherwise determined by the Board in an Award agreement, the Participant shall have, with respect to the Restricted Shares, all of the rights of a holder of Ordinary Shares of the Company including the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of Restricted Shares, the right to tender such shares. Solely to the extent determined by the Board and set forth in an Award agreement, the payment of dividends may be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. The legend referred to in subsection (c) above shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

Article VIII

OTHER SHARE-BASED AWARDS

8.1 Other Awards. The Board is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Share-Based Awards, including Ordinary Shares awarded purely as a bonus and not subject to any restrictions or conditions, Ordinary Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, share equivalent units, restricted share units, deferred share units, and Awards valued by reference to the value of Ordinary Shares. The Board may condition the grant or vesting of Other Share-Based Awards upon the attainment of specified performance criteria or such other factors as the Board may determine. The Board may also provide for the grant of Ordinary Shares under such Awards upon the completion of a specified performance period. Other Share-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Board shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, such Awards shall be made, the number of Ordinary Shares to be awarded pursuant to such Awards, and all other conditions of the Awards. To the extent permitted by law, the Board may permit Eligible Employees or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Share-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be in a manner intended to comply with Section 409A of the Code.

Article IX

Non-Transferability

9.1 Non-Transferability

(a) Except as otherwise permitted by the Board, (i) no Award shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and (ii) all Share Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempt to Transfer an Award other than in accordance with the provisions of this Section 9.1 shall be void.

(b) Notwithstanding the foregoing, the Board may determine at the time of grant or thereafter that an Award is Transferable to a Family Member of a Participant, in whole or in part and in such circumstances, and under such conditions, as specified by the Board. However, such Transfer shall not be effective unless and until the Company shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws. An Award that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement.

(c) In the event of a Participant’s death, the Board may require the transferee of a Participant to supply it with written notice of the Participant’s death and to supply it with a copy of the will or such other evidence as the Board deems necessary to establish the validity of the Transfer of any Award. The Board may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(d) No Award shall in any manner be liable for, or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such Award, or be subject to attachment or legal process for or against such Person.

Article X

CHANGE OF CONTROL

10.1 Except as otherwise provided by the Board in an Award agreement, in the event of a Change of Control after the Effective Time, a Participant’s Awards shall be treated as follows:

(a) If an Award is continued, assumed, replaced, converted or has new rights substituted therefor by the resulting or continuing entity in the form of a “Replacement Award” (as defined below), then any restrictions to which such Award is subject shall not lapse upon a Change of Control and such Awards, as continued, assumed, replaced, converted or substituted, shall continue to be subject to the terms and conditions as in effect immediately prior to the Change in Control; provided, that with respect to any outstanding Award that is subject to performance goals or performance criteria, the Board may, in its discretion, provide that such Award will be converted, assumed or replaced by the resulting or continuing entity as if the greater of target or actual performance had been achieved as of the date of the Change of Control and such Awards would continue to remain subject to the time-based service requirements applicable to such award, if any. An Award meets the conditions of this Section 10.1(a) (and hence qualifies as a “Replacement Award”) only if (i) it is of the same type (e.g., share option for Share Option, etc.) as the Award it replaces, (ii) it has a value at least equal to the value of the Award it replaces, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control, (iv) the tax consequences to such Participant are not less favorable to such Participant than the tax consequences of the replaced award, and (v) its other terms and conditions are not less favorable to the Participant. The determination of whether the conditions of this Section 10.1(a) are satisfied will be made by the Board, as constituted immediately before the Change of Control, in its sole discretion.

(b) Except as otherwise provided in an Award agreement or Applicable Agreement, to the extent outstanding Awards granted under the Plan are continued, assumed, replaced, converted or substituted with a Replacement Award, if a Participant’s employment or service is terminated without Cause by the Company or a Subsidiary or Affiliate of the Company or, if applicable to a Participant, such Participant terminates his or her employment or service with the Company or a Subsidiary or Affiliate of the Company for Good Reason, in either case, during the two year period immediately following a Change of Control, all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.

(c) If Awards are not continued, assumed, replaced, converted or substituted with a Replacement Award, then a Participant’s Awards may be treated in accordance with one or more of the following methods, as determined by the Board, as constituted immediately before the Change of Control, in its sole discretion:

(i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award;

(ii) cancel Awards for fair value (as determined by the Board based on the fair market value of the Ordinary Shares in connection with such Change of Control) which, in the case of Share Options or other Exercisable Awards may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Ordinary Shares subject to such Share Options or other Exercisable Awards (or, if no consideration is paid in any such transaction, the Fair Market Value of the Ordinary Shares subject to such Share Options or other Exercisable Awards on the date of such cancellation) over the aggregate exercise price of such Share Options or other Exercisable Awards; and for avoidance of doubt, any such Share Options or other Exercisable Awards that have an exercise price that is greater than the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Ordinary Shares subject to such Share Option or other Exercisable Award, may be cancelled without any payment therefor;

(iii) terminate all outstanding and unexercised Share Options or other Awards that provide for a Participant elected exercise (“Exercisable Awards”), effective as of the date of the Change of Control, by delivering notice of termination to each Participant at least ten days prior to the date of consummation of the Change of Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change of Control, each such Participant shall have the right to exercise his or her Exercisable Awards that are then outstanding, to the extent vested as of the date on which such notice of termination is delivered (or, at the discretion of the Board, without regard to any limitations on exercisability otherwise contained in the Award agreements), contingent upon and subject to the occurrence of the Change of Control, and, if the Change of Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant to such notice shall be null and void. If the Change of Control does take place after giving such notice, any Exercisable Awards not exercised prior to the date of the consummation of such Change of Control shall be forfeited simultaneous with the consummation of the Sale. For the avoidance of doubt, in the event of a Change of Control, the Board may terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value of the Ordinary Shares subject to such Exercisable Award on the date of such termination, without payment of consideration therefor; and/or

(iv) The Board may, in its sole discretion, make any other determination as to the treatment of Awards in connection with such Change of Control as the Board may determine.

Article XI

Termination or Amendment

11.1 Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIII or Section 409A of the Code as described below), or suspend or terminate it entirely, retroactively or otherwise. Notwithstanding the foregoing, (x) if the Board determines in good faith that the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination would be adversely impaired in any material respect, the consent of such Participant shall be required prior to such amendment, suspension or termination, and (y) if any amendment, suspension or termination would require the approval of the shareholders of the Company pursuant to the terms of any governing documents of the Company or applicable exchange listing rule(s), no such amendment, suspension or termination shall be made without the approval of the shareholders of the Company entitled to vote in accordance with applicable law.

11.2 All authority of the Board with respect the Awards will continue during any suspension of the Plan and in respect of Awards outstanding upon or following the termination of the Plan. The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, subject to Article IV. Notwithstanding the foregoing, no such amendment or other action by the Board shall adversely impair in any material respect the rights of any holder without the holder’s consent. Notwithstanding anything in the Plan to the contrary, the Board or the Board may amend the Plan or any Award granted under the Plan at any time without a Participant’s consent to comply with Section 409A of the Code or any other applicable law. Nothing in the Plan is intended to provide a guarantee of particular tax treatment to any Participant.

11.3 Except in connection with a corporate transaction or event described in Section 4.2 hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of any Share Option, or cancel any Share Option in exchange for cash, other Awards or Share Option(s) with an exercise price or grant price, as applicable, that is less than the exercise price of the original Share Option, as applicable, without shareholder approval. This Section 11.3 is intended to prohibit the repricing of “underwater” Share Options and other Exercisable Awards and will not be construed to prohibit the adjustments provided for in Section 4.2 of this Plan.

Article XII

Unfunded Plan

12.1 The Plan is intended to constitute an “unfunded” plan. Awards payable under the Plan will be payable from the general assets of the Company and no special or separate reserve, fund or deposit will be made to assure payment of such Awards. Neither the provisions of the Plan (or of any related documents), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or its Affiliates, on the one hand, and any Participant, beneficiary or other Person, on the other hand. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained in the Plan shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Article XIII

General Provisions

13.1 Legend. The Board may require each Person receiving Ordinary Shares pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that such Person is acquiring the shares without a view to distribute such shares and in accordance with such other securities law related representations as the Board shall request. In addition to any legend required by the Plan, the certificates and book entry accounts for such shares may include any legend that the Board deems appropriate to reflect any restrictions on Transfer.

All certificates and book entry accounts for Ordinary Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any share exchange upon which the Ordinary Shares is then listed or any national automated quotation system on which the Ordinary Shares is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.3 No Right to Employment/Consultancy/Directorship. Neither the Plan nor the grant of any Award under the Plan shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any of its Affiliates, or shall limit in any way the right of the Company or any of its Affiliates by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

13.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any Ordinary Shares or the payment of any cash under the Plan, payment by the Participant of, the Federal, state, local or other taxes required to be withheld. The Participant shall be solely responsible for any and all tax liability incurred by the Participant in connection with an Award. Upon the date the obligation to withhold or pay taxes arises in connection with an Award, a Participant shall pay the required withholding taxes to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Board, by reducing the number of Ordinary Shares otherwise deliverable to the Participant or by delivering Ordinary Shares already owned by the Participant or such other methods as may be approved by the Board.

13.5 Listing and Other Conditions.

(a) Unless otherwise determined by the Board, if at any time the Ordinary Shares is listed on a national securities exchange or national automated quotation system, the issuance of any Ordinary Shares pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Ordinary Shares pursuant to an Award is or may in the circumstances be unlawful, result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction or violate the rules of any established securities exchange, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to Ordinary Shares or Awards, and the right to exercise any Award shall be suspended until, in the opinion of said counsel, such sale or delivery will be lawful, will not result in the imposition of excise taxes on the Company and will not violate the rules of any established securities exchange.

(c) Upon termination of any period of suspension under this Section 13.5, an Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

13.6 Governing Law. All matters arising out of or relating to the Plan, the actions taken in connection with the Plan and the transactions contemplated under the Plan, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the Cayman Islands, without giving effect to its principles of conflict of laws.

13.7 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. As used in the Plan, (i) “or” shall mean “and/or” and (ii) “including” or “include” shall mean “including, without limitation.” Any reference in the Plan to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

13.8 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

13.9 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Ordinary Shares pursuant to any Award granted under the Plan.

13.10 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and Awards granted to individual Participants need not be the same.

13.11 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving Ordinary Shares are intended to comply with any applicable exemptive condition under Rule 16b-3. The Board may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder. In the event a Participant is or becomes subject to Section 16 of the Exchange Act, then the approval of any Awards (or transactions related to Awards) will be approved by a Committee consisting solely of two or more intended to qualify as “non-employee directors” as defined in Rule 16b-3, to the extent required by applicable share exchange rules, who are “independent” as defined under applicable share exchange rules. Notwithstanding the foregoing, if the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of such grants.

13.12 Severability of Provisions. If at any time any of the provisions of the Plan shall be held invalid or unenforceable or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over the Plan, and the provisions of the Plan, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.

13.13 Headings and Captions. The headings and captions in the Plan are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

13.14 Successors and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.

13.15 Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent Person or other Person incapable of receipt thereof shall be deemed paid when paid to such Person’s guardian or to the party providing or reasonably appearing to provide for the care of such Person, and such payment shall fully discharge the Board, any Committee, the Company, its Affiliates and their employees, agents and representatives with respect to any such payment.

13.16 Agreement. Unless otherwise specified in the applicable Award agreement, as a condition to the grant of an Award, if requested by the Company, a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise Transfer or dispose of, any interest in any Ordinary Shares or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Ordinary Shares (except Ordinary Shares included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act.

13.17 No Rights as Shareholder. Subject to the provisions of the Award agreement and the other provisions of this Plan, no Participant or Permitted Transferee shall have any rights as a shareholder of the Company with respect to any Award until such individual becomes the holder of record of the Ordinary Shares underlying the Award.

13.18 Section 409A of the Code. Although the Company does not guarantee to a Participant the particular tax treatment of any Award, all Awards are intended to comply with, or be exempt from, the requirements of Section 409A of the Code and the Plan and any Award agreement shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it is intended to be paid in a manner that will comply with Section 409A of the Code. In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or for any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a) A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean separation from service. Notwithstanding any provision to the contrary in the Plan or the Award, to the extent applicable, if the Participant is deemed on the date of the Participant’s termination of employment or service to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Section 409A of the Code, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 13.18(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s separation from service or, if earlier, on the date of the Participant’s death.

(b) With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change of Control, unless otherwise provided in the Award agreement at grant, the settlement of such Award shall not occur until the earliest of (i) the Change of Control if such Change of Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (ii) the date such Award otherwise would be settled pursuant to the terms of the applicable Award agreement and (iii) the Participant’s “separation from service” within the meaning of Section 409A of the Code, subject to Section 13.8(a).

(c) For purposes of Section 409A of the Code, a Participant’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.

(d) Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

13.19 Awards Subject to Clawback. The Awards granted under this Plan and any cash payment or Ordinary Shares delivered pursuant to such an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

Article XIV

Effective TIME of Plan

The Plan shall become effective upon the Effective Time.

Article XV

Term of Plan

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may, and the Board’s authority to administer the terms of such Awards shall, extend beyond that date.